Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


                   Global Entertainment Corporation Announces
              CHL Awards Hockey Franchise for Broomfield, Colorado

              ICC Engaged as Consultants in Construction Management
                  of New Events Center in Broomfield, Colorado

PHOENIX,  ARIZONA,  AUGUST 23, 2005 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - an  integrated  entertainment  and sports,  venue  management,  and real estate services company, announced today it has awarded a new CHL (Central Hockey League) franchise to Broomfield Ice, LLC headed by Tim Wiens and John Frew of the Wiens Frew Management Group located in Broomfield, Colorado. The new franchise was awarded following the recent overwhelming approval by the Broomfield City Council for the construction of a new state-of-the-art
6,000-seat Broomfield Events Center due for completion in the Fall of 2006. International Coliseums Company (ICC), the construction management arm of Global, was engaged by ICON Venue Group, LLC (ICON) to provide project executive services and consulting for the construction of the planned events center in Broomfield. ICON, a Denver-based developer of sports entertainment and public assembly facilities for national and international clients, is the project leader. ICC, who ICON recognized as having unparalleled expertise in the field of construction for events centers the size designed for Broomfield, previously completed a Loveland, Colorado project in 2003.

The new hockey franchise is scheduled to play in the 2006-2007 hockey season. A name the team contest will be held and will serve as an introduction to the community of the sports and entertainment to be coming to the Broomfield Events Center, which will be part of an ongoing 217-acre mixed use Arista Development that will serve as a key component of Broomfield's rapidly developing infrastructure. The City and County of Broomfield is situated centrally between the Cities of Denver and Boulder.

                                                                         more...

Global Entertainment Corporation Announces
CHL Awards Hockey Franchise for Broomfield, Colorado

ICC Engaged as Consultants in Construction Management of New Events Center in Broomfield, Colorado
August 23, 2005
Page 2


Brad Treliving, CHL president was quoted as saying the "combination of outstanding ownership, a superb new facility and an excellent demographic" are all components in place for the Broomfield franchise to be highly successful. The CHL is extremely pleased to add the City and County of Broomfield to the Central Hockey League.

"We are always happy to welcome a new team to the CHL," stated Richard Kozuback, president and chief executive officer of Global Entertainment Corporation. "We look forward to welcoming new hockey fans to the new venue slated for the Broomfield area. We appreciate ICON's immediate recognition of ICC as the national leader for its expertise in construction management of events centers of the size to be constructed in Broomfield. We are well qualified to provide the oversight needed for ICON to successfully complete the center.

"This is another step in the development of Global's national strategy to serve small- and middle-market communities with a unique entertainment venue," Kozuback concluded.

                              Visit our web sites:

www.centralhockeyleague.com    www.globalentertainment2000.com    www.GetTix.Net
                    www.Cragar.com           www.compassmgmt.com

Global Entertainment Corporation is an integrated entertainment and sports, venue management, real estate services, and licensing company with six subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

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
     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission


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